UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported):
October 19, 2012
Steadfast Income REIT, Inc.
(Exact Name of Registrant as Specified in Charter)

Maryland	000-54674	27-0351641
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)
18100 Von Karman Avenue, Suite 500
Irvine, California 92612
(Address of Principal Executive Offices, including Zip Code)
Registrant's telephone number, including area code: (949) 852-0700
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.
On October 19, 2012 (the “Closing Date”), Steadfast Income REIT, Inc. (the “Company”), through SIR SM Apartments, LLC (“SIR SM Apartments”), a wholly-owned subsidiary of Steadfast Income REIT Operating Partnership, L.P., the Company’s operating partnership, acquired from a third party seller a fee simple interest in a 240-unit multifamily residential community located in San Marcos, Texas, commonly known as Vantage at San Marcos (the “Vantage at San Marcos Property”). SIR SM Apartments acquired the Vantage at San Marcos Property for an aggregate purchase price of $21,850,000, excluding closing costs. SIR SM Apartments funded the payment of the purchase price for the Vantage at San Marcos Property with the proceeds from the Company’s ongoing public offering. The Company intends to obtain mortgage financing on the Vantage at San Marcos Property under normal and customary terms and conditions in the future.
On the Closing Date, the Company initiated the process to re-name the Vantage at San Marcos Property to Springmarc Apartments. The Vantage at San Marcos Property will be commonly referred to as Springmarc Apartments.
On October 24, 2012, the Company distributed a press release announcing the completion of the acquisition of the Springmarc Apartments. The full text of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 7.01.
The information furnished under Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

Item 9.01    Financial Statements and Exhibits.
(d) Exhibits.
Exhibit    Description

99.1	Press release, dated October 24, 2012

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEADFAST INCOME REIT, INC.

Date:	October 24, 2012	By:	/s/ Rodney F. Emery
Rodney F. Emery
Chief Executive Officer

EXHIBIT INDEX

Exhibits    Description

99.1	Press release, dated October 24, 2012